Exhibit 10.57
THIRD AMENDEMENT
TO TERMINATION BENEFITS AGREEMENT
          This Third Amendment to Termination Benefits Agreement dated as of December 24, 2008 (this “Amendment”), further amends the Termination Benefits Agreement made and entered into as of December 22, 2003 (the “Agreement”) by and among American Commercial Lines LLC (the “Company”) and its affiliates and W. N. Whitlock (“Employee”) as amended pursuant to the First Amendment and Supplement dated as of April 30, 2004 and the Second Amendment and Supplement dated as of January 18, 2005.
RECITALS
     A. Employee currently serves as Executive Vice President of Operations of ACL.
     B. The Company and Employee desire to Amend the terms of the Agreement and to continue their relationship under the Agreement as modified by the provisions of this Amendment.
AMENDMENT
          In consideration of the foregoing, the mutual covenants herein contained and the mutual benefits herein provided, the Company and Employee hereby agree to amend the Agreement as follows:
     1. To the extent any payments made under the Agreement are due upon termination and exceed the amount permitted to be paid pursuant to the provisions of Section 409A, without the imposition of a tax under 409A, of the Internal Revenue Code, payments shall be deferred for six (6) months following employee’s termination and shall include all amounts due and payable under the Agreement, and shall be inclusive of any claims made with respect to severance and shall further be excluded from inclusion for purposes of determining the Company’s contribution to the 401K plan in which the Employee may participate. Further, it is agreed that any payments referenced in this Agreement could be subject to any delay or adjustment reasonably determined by the Company to be necessary to comply with the requirements of Section 409A of the Internal Revenue Code or applicable regulations.
     2. Except as specifically amended by this Amendment, all of the provisions of the Agreement and previous Amendments and Supplements shall remain unchanged and continue in full force and effect.
     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICAN COMMERCIAL LINES By: Dawn R. Landry
/s/ Dawn R. Landry
Title: Senior Vice President and General Counsel

EMPLOYEE By: W. N. Whitlock
/s/ W. N. Whitlock
Title: Executive Vice President of Operations